Exhibit 23



                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-79399 and No. 333-9020) pertaining to The BP America Partnership Savings Plan of BP Amoco p.l.c. of our report dated June 18, 1999, with respect to the financial statements of The BP America Partnership Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.





                                        ERNST & YOUNG LLP





Cleveland, Ohio
June 18, 1999





















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